Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 2, 2006, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-135537) and related Prospectus of Ascent Energy Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Dallas, Texas

October 30, 2006